Exhibit 23.3

[GRAPHIC APPEARS HERE]	Gilbert Laustsen Jung Associates Ltd. Petroleum Consultants 4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855

LETTER OF CONSENT

CONSENT OF PETROLEUM ENGINEERS

To Whom It May Concern:

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the stock incentive plans of the Wiser Oil Company (the “Company”), (Nos. 33-44171, 33-62441, 33-44172, 333-22525 and 333-15083), of certain data from our report entitled “The Wiser Oil Company Canada Ltd. Reserves Appraisal and Economic Evaluastion effective January 1, 2004” with respect to the oil and gas reserves of the Company, the future net revenues therefrom and present values attributable to these reserves included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.

Yours very truly,

GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

ORIGINALLY SIGNED BY

Wayne W. Chow, P. Eng.
Vice-President

Dated: March 29, 2004

Calgary, AB

CANADA